PLAN AND AGREEMENT OF REORGANIZATION
                     BY MERGER OF REINK CORP. WITH AND INTO
                      NEWMARKET STRATEGIC DEVELOPMENT CORP.
                          UNDER THE NAME OF REINK CORP.


     This is a Plan and Agreement of Merger (the "Agreement") between Reink Corp. ("Reink" or the "Merging Corporation"), a Florida corporation, and Newmarket Strategic Development Corp. ("Newmarket" or the "Surviving Corporation"), a Delaware corporation.

                                    ARTICLE I

                                 PLAN OF MERGER

     1.01 PLAN  ADOPTED.  A plan of merger of Reink and  Newmarket  pursuant  to
Section 252 of the General  Corporation  Law of the State of  Delaware,  Section
607.1107 of the Florida Statutes, and Section 368(a)(1)(a) of the Internal Revenue Code is adopted as follows:

          (a) Reink shall be merged with and into Newmarket, to exist and be governed by the laws of the state of Delaware.

          (b) The name of the Surviving Corporation shall be Newmarket Strategic Development Corp. which will change its name to Reink Corp.

          (c) When this Agreement shall be effective the separate corporate existence of Reink shall cease, and the Surviving Corporation shall succeed, without other transfer, to all the rights and property of Reink and shall be subject to all the debts and liabilities of the Merging Corporation in the same manner as if the Surviving Corporation had itself incurred them. All rights of creditors and all liens on the property of each constituent corporation shall be preserved unimpaired, limited in lien to the property affected by the liens immediately prior to the merger.

          (d) The Surviving Corporation will carry on business with the assets of Reink as well as with the assets of Newmarket. Reink owns all of the issued and outstanding securities of its subsidiary, Renewable Resources, Inc. ("Renewable"), a New York corporation. Upon the Effective Date, the surviving corporation shall own all of the issued and outstanding securities of Renewable (as defined in Section 1.02 below).

          (e) The shareholders of Reink will surrender all of their shares in the manner hereinafter set forth.

          (f)  In  exchange  for  the  shares  of  Reink   surrendered   by  its
     shareholders, the Surviving Corporation will issue and transfer to these shareholders, on the basis set forth in


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         Article IV below, shares of its Common Stock.

          (g) The shareholders of Newmarket will retain their shares as shares of the Surviving Corporation.

          (h)(1) The First Article of the Articles of Incorporation of Newmarket shall be amended to read as follows:

               FIRST: THE NAME OF THIS CORPORATION IS REINK CORP.

          (h)(2) Except as amended in subparagraph (h)(1), the Articles of Incorporation of Newmarket shall continue in full force as the Articles of Incorporation of the Surviving Corporation until further amended, altered, or repealed as provided in the Articles or as provided by law.

         1.02 TIME FRAMES. There shall be two (2) significant dates concerning the Agreement. The effective date of the merger shall be June 28, 1999 (the "Effective Date") which the parties to this Agreement agree shall be on or before June 30, 1999. The execution date shall be May 19, 1999 (the "Execution Date"), the date the Agreement is executed by Reink and Newmarket.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         2.01 NONSURVIVOR - REINK. As a material inducement to the Surviving Corporation to execute this Agreement and perform its obligations under this Agreement, Reink and Renewable represent and warrant to the Surviving Corporation as of the Execution Date and through the Effective Date, as follows:

          (a) Reink and Renewable have been duly incorporated and are validly existing as corporations in good standing under the laws of the jurisdiction of their respective incorporations, with full power and authority (corporate and other) to own properties and conduct business and are duly qualified to do business as a foreign corporation and are in good standing in all other jurisdictions in which the nature of their business or the character or location of its properties requires such qualification, except where failure to so qualify will not materially affect their business, properties or financial condition. The copies of the Certificate of Incorporation, By-laws, and Certificate of Good Standing of Reink delivered to Newmarket are complete and correct, copies of which are attached hereto as Exhibits 2.01(a)-1, 2.01(a)-2, and 2.01(a)-3. The copies of the Certificate of Incorporation, By-laws, and Certificate of Good Standing of Renewable delivered to Newmarket are complete and correct, copies of which are attached hereto as Exhibit 2.01(a)-4, 2.01(a)-5, and 2.01(a)-6.


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          (b) Reink has an authorized capitalization of $10,000.00 consisting of
     10,000,000 shares of Common Stock, each of $.001 par value, of which 7,700,000 shares are validly issued and outstanding, fully paid, and non-assessable as of the date of this Agreement. Renewable has an authorized capitalization consisting of 200 shares of Common Stock, each of no par value per share, of which 100 shares are validly issued and outstanding, fully paid, and non-assessable as of the date of this Agreement. There are no subscriptions, options or other agreements or commitments obligating Reink or Renewable to issue any shares of capital stock or securities convertible into its capital stock. There are no other securities of either Reink or Renewable issued and outstanding.

          (c) Reink has furnished the Surviving Corporation with (i) the unaudited financial statement of Reink and Renewable for the period January 1, 1999 through March 31, 1999, which financial statement is attached as
     Exhibit 2.01(c)-1; and (ii) the audited financial statements of Renewable for the twelve (12) months ended December 31, 1997, and December 31, 1998, 1998, which financial statements are attached as Exhibits 2- 01(c)-2 and 2-01(c)-3. These financial statements (i) are in accordance with the books and records of Reink and Renewable; (ii) fairly present the financial condition of Reink and Renewable as of those dates and the results of its operations as of and for the periods specified, all prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods; and (iii) contain and reflect, in accordance with generally accepted accounting principles consistently applied, reserves for all liabilities, losses, and costs in excess of expected receipts and all discounts and refunds for services and products already rendered or sold that are reasonably anticipated and based on events or circumstances in existence or likely to occur in the future with respect to any of the contracts or commitments of Reink and Renewable. Specifically, but not by way of limitation, the financial statements disclose, in accordance with generally accepted accounting principles, all of the debts, liabilities, and obligations of any nature (whether absolute, accrued, contingent, or otherwise, and whether due or to become due) of Reink and Renewable at the date of each financial statement, and includes appropriate reserves for all taxes and other liabilities accrued or due at that date but not yet payable.

          (d) All required federal, state and local tax returns of Reink and Renewable have been accurately prepared and duly and timely filed, and all federal, state and local taxes required to be paid with respect to the periods covered by the returns have been paid. Reink and Renewable are not delinquent in the payment of any tax or assessment, except as set forth in
     Exhibit 2.01(d)-1 attached hereto.

          (e) The execution and delivery by Reink of this


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     Agreement  and any  other  agreement  or  instrument  contemplated  by this
     Agreement, and the consummation of the transaction contemplated hereby and thereby, have been duly authorized by all necessary corporate action by Reink, copies of the corporate resolutions being attached hereto as Exhibit 2.01(e)-1. This Agreement, and any such other agreement or instrument, upon execution and delivery by Reink (and assuming due execution and delivery hereof and thereof by the other parties hereto and thereto), will constitute the legal, valid and binding obligation of Reink, in each case enforceable against Reink in accordance with its terms, except as such
     enforceability  may  be  limited  by  applicable  bankruptcy,   insolvency,
     moratorium, reorganization or similar laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations on the availability of specific performance and other equitable remedies against Reink under or by virtue of this Agreement or such other agreement or instrument.

          (f) Except for those matters set forth in attached Exhibit 2.01(f)-1, there is not pending or, to the knowledge of Reink or Renewable, threatened, any material action, suit, proceeding, inquiry, arbitration or investigation against Reink or Renewable, or any of the officers or directors of Reink or Renewable, or any material action, suit, proceeding, inquiry, arbitration, or investigation, which might result in any material adverse change in the condition (financial or other), business prospects, net worth, or properties of Reink or Renewable.

          (g) The shareholders of Reink are acquiring the shares of the surviving corporation for their own account and are purchasing such shares for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part of such shares except in compliance with all applicable provisions of the Securities Act of 1933, as amended (the "Act"), the rules and regulations promulgated by the Securities and Exchange Commission
     ("SEC") thereunder, and applicable state securities laws. The shares acquired by the shareholders of Reink from Newmarket are "restricted securities" as that term is defined under Rule 144 of the Act, and any sales of the shares made in reliance upon Rule 144 can be made only in limited amounts in accordance with the terms and conditions of that Rule and will require an opinion of counsel satisfactory to Newmarket and company counsel that registration is not required under the Act or state securities laws. Attached hereto as Exhibit 2.01(g)-1 is a schedule of all Reink shareholders who are acquiring shares of the surviving corporation.

          (h) Reink and its shareholders understand that any and all certificates representing the shares of the surviving corporation and any and all shares issued in replacement thereof or in exchange therefor shall bear the following legend, or one substantially similar thereto:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for these shares under the Securities Act of 1933 or an opinion satisfactory to the Company's counsel that registration is not required under said Act."

               (i) During the past five years, none of the officers and/or directors of Reink and Renewable have been:

                    (1) The subject of a petition  under the federal  bankruptcy laws or any state insolvency law filed by or against them, or by a receiver, fiscal agent or similar officer appointed by a court for their business or property, or any partnership in which any of them was a general partner at or within two years before the time of such filing, or any corporation or business association of which any of them was an executive officer at or within two years before the time of such filing;

                    (2) Convicted in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

                    (3) The  subject  of any  order,  judgment,  or  decree  not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any of them from, or otherwise limiting, any of the following activities:

                         (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with any such activity;

                         (ii) engaging in any type of business practice; or

                         (iii) engaging in any activity in connection
                           with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities law or federal commodity laws.

                    (4) The  subject  of any  order,  judgment  or  decree,  not subsequently reversed, suspended or vacated of any federal or state authority barring, suspending or otherwise limiting for more than sixty (60) days their right to engage in any activity described in paragraph (3)(i) above, or be associated with persons engaged in any such activity;

                    (5) Found by any court of competent  jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

                    (6) Found by a court of  competent  jurisdiction  in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

                  (j) Each of the shareholders of Reink is the sole record and beneficial owner of that portion of the shares set forth opposite his, her or its name on Schedule 2.01(g)-1 attached hereto. Each of the shareholders holds his, her or its respective shares free and clear of any lien, pledge, encumbrance, charge, security interest, claim or right of another and has the absolute right to sell and transfer such shares to Newmarket without the consent of any other person or entity. Upon transfer of such shares to Newmarket hereunder, Newmarket will acquire good and marketable title to such shares free and clear of any lien, pledge, encumbrance, charge, security interest, claim or right of another, but subject to the restrictions set for the in paragraph 2.01(g).

                  (k) Neither the execution and delivery of this Agreement, nor any such other agreement or instrument by Reink or Renewable, nor the consummation of the transaction contemplated hereby or thereby, will
         (i) violate any provisions of the Certificate of Incorporation or By-laws of Reink or Renewable, (ii) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a material default under the terms of, any mortgage, bond, indenture or material agreement to which Reink or Renewable is a party or by which Reink or Renewable or any of its property or assets may be bound or materially affected,
         (iii) violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body against, or binding upon, Reink or Renewable or upon the securities, property or business of Reink or Renewable, or (iv) constitute a violation by Reink or Renewable of any material applicable law or regulation of any jurisdiction as such law or regulation relates to Reink or Renewable or to the property or business of Reink or Renewable.

                  (l) All requisite consents of third parties, including, but not limited to, governmental or other regulatory agencies, federal, state or municipal, required to be received by or on the part of Reink or Renewable in conjunction with the execution and delivery of this Agreement and the performance of their respective obligations hereunder have been obtained and are in full force and effect. Reink and Renewable have fully complied with all conditions of such consents.

                  (m) Reink and Renewable have sufficient licenses, permits and other governmental authorizations currently required for the conduct of their business or the ownership of their property and are in all material respects in compliance therewith and each owns or possesses adequate right to use all material patents, patent applications, trademarks, service marks, trade-names, trademark registrations, service mark registrations, copyrights, and licenses necessary for the conduct of such business and has not received any notice of conflict with the asserted rights of others in respect thereof. To the best of Reink's and Renewable's knowledge, none of the activities or business of Reink or Renewable are in violation of, or cause Reink or Renewable to violate, any law, rule, regulation or order of the United States, any state, county or locality, or of any agency or body of the United States or of any state, county or locality, the violation of which would have a material adverse impact upon the condition (financial or otherwise), business, property, prospective results of operations, or net worth of Reink or Renewable.

                  (n) As of the Execution  Date and through the  Effective  Date
         (i) neither Reink nor Renewable has incurred and will not have incurred any material liabilities or obligations, direct or contingent, and has not entered into and will not have entered into any material transactions other than in the ordinary course of business; (ii) neither Reink nor Renewable has and will not have paid or declared any dividends or have made any other distribution on its capital stock;
         (iii) there has not been any change in the capital stock of, or any incurrence of long-term debt by Reink or Renewable; (iv) neither Reink nor Renewable has issued any options, warrants or other rights to purchase the capital stock of Reink or Renewable; and (v) there has not been and will not have been any material adverse change in the business, financial condition or results of operations of Reink or Renewable, or in the book value of the assets of Reink or Renewable, arising for any reason whatsoever.

                  (o) Reink has furnished to Newmarket a written schedule including, but not limited to, any and all material transactions between Reink or Renewable and any of their respective directors, officers, or principal shareholders, a schedule of which is attached as
         Exhibit 2.01(o)-1.

         2.02 SURVIVOR NEWMARKET. As a material inducement to execute this Agreement and perform its obligations under this Agreement, Newmarket represents and warrants to Reink as of the Execution Date and through the Effective Date, as follows:

                  (a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full power and authority (corporate and other) to own its properties and conduct its business and is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which the nature of its business or the character or location of its properties requires such qualification, except where failure to so qualify will not materially affect the Company's business, properties or financial condition. The copies of the Certificate of Incorporation, By-laws, and Certificate of Good Standing of Newmarket delivered to Reink are complete and correct, copies of which are attached hereto as Exhibits 2.01(a)-1, 2.01(a)-2, 2.01(a)-3, and 2.01(a)-4.

                  (b) Newmarket has an authorized capitalization of $20,000.00 consisting of 20,000,000 shares of Common Stock, each of $.001 par value, of which 2,000,000 shares are validly issued and outstanding, fully paid, and non-assessable as of the date of this Agreement. There are no subscriptions, options or other agreements or commitments obligating Reink or Renewable to issue any shares of its capital stock or securities convertible into its capital stock. There are no other securities of Newmarket issued and outstanding.

                  (c) Newmarket has furnished the merging Corporation with the unaudited financial statement of Newmarket for the period January 1, 1999 through March 31, 1999, which financial statement is attached as
         Exhibit 2.02(c)-1; and (ii) the audited financial statements for the twelve (12) months ended December 31, 1997 and December 31, 1998, which financial statements are attached as Exhibit 2.02(c)-2 and 2.02(c)-3. These financial statements (i) are in accordance with the books and records of Newmarket; (ii) fairly present the financial condition of Newmarket as of those dates and the results of its operations as of and for the periods specified, all prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods; and (iii) contain and reflect, in accordance with generally accepted accounting principles consistently applied, reserves for all liabilities, losses, and costs in excess of expected receipts and all discounts and refunds for services and products already rendered or sold that are reasonably anticipated and based on events or circumstances in existence or likely to occur in the future with respect to any of the contracts or commitments of Newmarket. Specifically, but not by way of limitation, the financial statements disclose, in accordance with generally accepted accounting principles, all of the debts, liabilities, and obligations of any nature (whether absolute, accrued, contingent, or otherwise, and whether due or to become due) of Reink at the financial statements, and includes appropriate reserves for all taxes and other liabilities accrued or due at that date but not yet payable.

                  (d) All required federal, state and local tax returns of Newmarket have been accurately prepared and duly and timely filed, and all federal, state and local taxes required to be paid with respect to the periods covered by the returns have been paid. Newmarket is not delinquent in the payment of any tax or assessment.

                  (e) The execution and delivery by Newmarket of this Agreement and any other agreement or instrument contemplated by this Agreement, and the consummation of the transaction contemplated hereby and thereby, have been duly authorized by all necessary corporate action by Newmarket, copies of the corporate resolutions being attached hereto as
         Exhibit 2.01(c)-1. This Agreement, and any such other agreement or instrument, upon execution and delivery by Newmarket (and assuming due execution and delivery hereof and thereof by the other parties hereto and thereto), will constitute the legal, valid and binding obligation of Newmarket, in each case enforceable against Newmarket in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations on the availability of specific performance and other equitable remedies against Newmarket under or by virtue of this Agreement or such other agreement or instrument.

                  (f) There is not pending or, to the  knowledge  of  Newmarket, threatened, any material action, suit, proceeding, inquiry, arbitration or investigation against Newmarket, or any of the officers or directors of Newmarket, or any material action, suit, proceeding, inquiry, arbitration, or investigation, which might result in any material adverse change in the condition (financial or other), business prospects, net worth, or properties of Newmarket.

                  (g) The shares acquired by the shareholders of Reink from Newmarket are "restricted securities" as that term is defined under Rule 144 of the Act, and any sales of the shares made in reliance upon Rule 144 can be made only in limited amounts in accordance with the terms and conditions of that Rule and will require an opinion of counsel satisfactory to the Company and Company counsel that registration is not required under the Act or state securities laws.

                  (h) All certificates representing the shares of the surviving corporation issued in connection with this Agreement and any and all shares issued in replacement thereof, shall bear the following legend, or one substantially similar thereto:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for these shares under the Securities Act of 1933 or an opinion satisfactory to the Company's counsel that registration is not required under said Act."

                  (i) During the past five years, none of the officers and/or directors of Newmarket have been:

                           (1) The  subject  of a  petition  under  the  federal
                  bankruptcy laws or any state insolvency law filed by or against them, or by a receiver, fiscal agent or similar officer appointed by a court for their business or property, or any partnership in which any of them was a general partner at or within two years before the time of such filing, or any corporation or business association of which any of them was an executive officer at or within two years before the time of such filing;

                           (2) Convicted in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

                           (3) The subject of any order, judgment, or decree not
                  subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any of them from, or otherwise limiting, any of the following activities:

                                    (i) acting as a futures commission merchant,
                           introducing   broker,   commodity   trading  advisor,
                           commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with any such activity;

                                    (ii)  engaging in any type of business
                                  practice; or

                                    (iii) engaging in any activity in connection
                           with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities law or federal commodity laws.

                           (4) The subject of any order, judgment or decree, not
                  subsequently reversed, suspended or vacated of any federal or state authority barring, suspending or otherwise limiting for more than sixty (60) days their right to engage in any activity described in paragraph (3)(i) above, or be associated with persons engaged in any such activity;

                           (5) Found by any court of competent jurisdiction in a
                  civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

                           (6) Found by a court of competent  jurisdiction  in a
                  civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

                  (j) Neither the execution and delivery of this Agreement, or any such other agreement or instrument by Newmarket, nor the consummation of the transaction contemplated hereby or thereby, will
         (i) violate any provisions of the Certificate of Incorporation or By-laws of Newmarket, (ii) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a material default under the terms of, any mortgage, bond, indenture or material agreement to which Newmarket is a party or by which Newmarket or any of its property or assets may be bound or materially affected, (iii) violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body against, or binding upon, Newmarket or upon the securities, property or business of Newmarket, or (iv) constitute a violation by Newmarket of any material applicable law or regulation of any jurisdiction as such law or regulation relates to Newmarket or to the property or business of Newmarket.

                  (k) All requisite consents of third parties, including, but not limited to, governmental or other regulatory agencies, federal state or municipal, required to be received by or on the part of Newmarket in conjunction with the execution and delivery of this Agreement and the performance of its respective obligations hereunder have been obtained and are in full force and effect. Newmarket has fully complied with all conditions of such consents.

                  (l)  Newmarket  has  sufficient  licenses,  permits  and other governmental authorizations currently required for the conduct of its business or the ownership of its property and is in all material respects in compliance therewith and owns or possesses adequate right to use all material patents, patent applications, trademarks, service marks, trade-names, trademark registrations, service mark registrations, copyrights, and licenses necessary for the conduct of such business and has not received any notice of conflict with the asserted rights of others in respect thereof. To the best of Newmarket's knowledge, none of the activities or business of Newmarket are in violation of, or cause Newmarket to violate, any law, rule, regulation or order of the United States, any state, county or locality, or of any agency or body of the United States or of any state, county or locality, the violation of which would have a material adverse impact upon the condition (financial or otherwise), business, property, prospective results of operations, or net worth of Newmarket.

                  (m) As of the Execution Date and through the Effective Date, Newmarket (i) will not have incurred any material liabilities or obligations, direct or contingent, and has not entered into and will not have entered into any material transactions other than in the ordinary course of business; (ii) will not have paid or declared any dividends or have made any other distribution on its capital stock;
         (iii) not have had any change in the capital stock of, or any incurrence of long-term debt by Newmarket; (iv) will not have issued any options, warrants or other rights to purchase the capital stock of Newmarket; and (v) will not have had any material adverse change in the business, financial condition or results of operations of Newmarket, or in the book value of the assets of Newmarket, arising for any reason whatsoever.

         2.03 SECURITIES LAW. The parties will mutually arrange for and manage all necessary procedures under the requirements of federal and Delaware securities laws and the related supervisory commissions to the end that this plan is properly processed to comply with registration formalities, or to take full advantage of any appropriate exemptions from registration, and to otherwise be in accord with all anti-fraud restrictions in this area.

                                   ARTICLE III

                       COVENANTS, ACTIONS AND OBLIGATIONS
                           PRIOR TO THE EFFECTIVE DATE

         3.01 INTERIM CONDUCT OF BUSINESS; LIMITATIONS. Except as limited by this paragraph 3.01, between the Execution Date and the Effective Date, pending consummation of the merger, each of the constituent corporations, will carry on its business in substantially the same manner as before and will use its best efforts to maintain its business organization intact, to retain its present employees, and to maintain its relationships with suppliers and other business contacts. Except with the prior consent in writing from the other, pending consummation of the merger, each of the parties to this Agreement shall not:

                  (a) declare or pay any dividend or make any other distribution on its shares;

                  (b) enter into any transaction other than those involved in carrying on its ordinary course of business.

         3.02 SUBMISSION TO SHAREHOLDER. This Agreement shall be submitted separately to the shareholders of the constituent corporations, if required, in the manner provided by the laws of the state of Florida and Delaware for approval.

         3.03 CONDITIONS PRECEDENT TO OBLIGATIONS OF REINK. Except as may be expressly waived in writing by Reink, all of the obligations of Reink under this Agreement are subject to the satisfaction, on the Execution Date and through the Effective Date, of each of the following conditions by Newmarket:

                  (a) The representations and warranties made by Newmarket to Reink in Section 2.02 of this Agreement and in any document delivered pursuant to this Agreement shall be deemed to have been made again on the Effective Date and shall then be true and correct in all material respects. If Newmarket shall have discovered any material error, misstatement, or omission in those representations and warranties on or before the Effective Date, it shall report that discovery immediately to Reink and shall either correct the error, misstatement, or omission or obtain a written waiver from Reink.

                  (b) Newmarket shall have performed and complied with all representations, agreements and conditions required by this Agreement to be performed and complied with by it prior to or on the Effective Date.

                  (c)      Newmarket shall certify to Reink that:

                           (1) Newmarket is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full corporate power to carry on the business in which it is engaged, and is legally qualified to do business as a foreign corporation in good standing  in each  jurisdiction  in which  the  nature  of its business or the character or location of its properties requires such qualification, except where failure to qualify would materially and adversely affect the business or properties of Newmarket. Newmarket has no subsidiaries.

                           (2) The execution,  the delivery and the  performance
                  of this Agreement by Newmarket has been duly authorized and approved by requisite corporate action of Newmarket.

                           (3) This Agreement and instruments delivered to Newmarket under this Agreement have been duly and validly executed and delivered by Newmarket and constitute the valid and binding obligations of Newmarket, enforceable in accordance with their terms except as limited by the laws of bankruptcy and insolvency.

                  (d) No action or proceeding by any governmental body or agency shall have been threatened, asserted, or instituted to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.

                  (e) All corporate and other proceedings and action taken in connection with the transactions contemplated by this Agreement and all certificates, opinions, agreements, instruments, and documents shall be satisfactory in form and substance to counsel for Reink.

                  (f) Newmarket shall have delivered to Reink a certificate dated the Effective Date executed in its corporate name by its President or any Vice President, certifying to the satisfaction of the conditions specified in subparagraphs (a) through (e) of this paragraph 3.03.

                  (g) As of the Effective Date, Newmarket shall have received a written opinion from Feldman, Sherb, Ehrlich & Co., P.C. certifying that the exchange of shares between Reink and Newmarket is a "tax free exchange" pursuant to Section
         368(a)(1)(A) of the Internal Revenue Code.

                  (h) As of the Effective Date, Newmarket shall provide to Reink a Board of Directors Resolution providing for the appointment of Thomas W. Lawrence, Thomas J. Irvine, and
         Anthony M. Pallante as directors of Newmarket, and the resignation of Alfred Shiffren as a director and officer of Newmarket.

                  (i) At the Effective Date, Newmarket shall have -0-assets and -0- liabilities.

         3.04      CONDITIONS PRECEDENT TO OBLIGATIONS OF NEWMARKET.
Except as may be expressly waived in writing by Newmarket, all of the obligations of Newmarket under this Agreement are subject to the satisfaction, on the Execution Date and through the Effective Date, of each of the following conditions by Reink:

                  (a) The representations and warranties made by Reink and Renewable to Newmarket in Section 2.01 of this Agreement and in any document delivered pursuant to this Agreement shall be deemed to have been made again on the Effective Date and shall then be true and correct in all material respects. If Reink and Renewable shall have discovered any material error, misstatement, or omission in those representations and warranties on or before the Effective Date, it shall report that discovery immediately to Newmarket and shall either correct the error, misstatement, or omission or obtain a written waiver from Newmarket.

                  (b) Reink and Renewable shall have performed and complied with all representations, agreements, and conditions required by this Agreement to be performed and complied with by it prior to or on the Effective Date.

                  (c)      Reink and Renewable shall certify to Newmarket that:

                           (1) (a) Reink is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida, with full corporate power to carry on the business in which it is engaged, and is legally qualified to do business as a foreign corporation in good standing in each jurisdiction in which the nature of its business or the character or location of its properties requires such qualification, except where failure to qualify would materially and adversely affect the business or properties of Reink.

                                (b) Reink has only one subsidiary, Renewable Resources, Inc., a New York corporation. Reink owns all of the issued and outstanding securities of Renewable. Renewable is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York, with full corporate power to carry on the business in which it is engaged, and is legally qualified to do business as a foreign corporation in good standing in each jurisdiction in which the nature of its business or the character or location of its properties requires such qualification, except where failure to qualify would materially and adversely affect the business or properties of Renewable.

                           (2) The execution,  the delivery and the  performance
                  of this Agreement by Reink has been duly authorized and approved by requisite corporate action of Reink.

                           (3) This Agreement and instruments delivered to Newmarket under this Agreement have been duly and validly executed and delivered by Reink and constitute the valid and binding obligations of Reink, enforceable in accordance with their terms except as limited by the laws of bankruptcy and insolvency.

                  (d) No action or proceeding by any governmental body or agency shall have been threatened, asserted, or instituted to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.

                  (e) All corporate and other proceedings and action taken in connection with the transactions contemplated by this Agreement and all certificates, opinions, agreements, instruments, and documents shall be satisfactory in form and substance to Newmarket.

                  (f) Reink shall have delivered to Newmarket a certificate dated the Effective Date executed in its corporate name by its President or any Vice President, certifying to the satisfaction of the conditions specified in subparagraphs (a) through (e) of this paragraph 3.03.

                  (g) As of the Effective Date, each stockholder of Reink shall have delivered a Subscription Agreement certifying ownership of the Reink shares to be exchanged for Newmarket shares.

                                   ARTICLE IV

                           MANNER OF CONVERTING SHARES

         4.01 MANNER. The holders of shares of Reink shall surrender their shares to the surviving corporation pursuant to an Exchange Offer promptly after the Effective Date, in exchange for shares of the Surviving Corporation to which they are entitled under this Article IV.

         4.02 BASIS. The shareholders of Reink shall be entitled to receive 7,700,000 shares of Common Stock of the Surviving Corporation, each of $.001 par value.

         4.03 SHARES OF SURVIVOR. The currently outstanding 2,000,000 shares of Common Stock of Newmarket, each of $.001 par value, shall remain outstanding as common stock, each of $.001 par value, of the Surviving Corporation.

                                    ARTICLE V

                             DIRECTORS AND OFFICERS

         5.01 VACANCY. If a vacancy shall exist on the Board of Directors of the Surviving Corporation on the Effective Date of the merger, the vacancy may be filled as provided in the By-laws of the Surviving Corporation.

         5.02 DIRECTORS AND OFFICERS OF SURVIVOR. On the Effective Date, the current director and officer of Newmarket will resign and appoint the following directors and principal officers of the Surviving Corporation who shall hold office until the next annual meeting of the shareholders of the Surviving Corporation or until their respective successors have been elected or appointed and qualified:

Directors:                 Thomas W. Lawrence
                                Thomas J. Irvine

                           Anthony M. Pallante

Officers:                  Thomas J. Irvine, President and CEO
                           Thomas W. Lawrence, Executive Vice President

                           William M. Smith, Executive Vice President and
                                             Chief Financial Officer
                           Robert W. Zolg, Executive Vice President Production


                                   ARTICLE VI

                                     BY-LAWS

         6.01 BY-LAWS OF SURVIVOR. The By-laws of Newmarket, as existing on the Effective Date of the merger, shall continue in full force as the By-laws of the Surviving Corporation until altered, amended, or repealed as provided in the By-laws or as provided by law.

                                   ARTICLE VII

                           POST-EFFECTIVE DATE MATTERS

         7.01 DEFINITIVE MATTERS. Subsequent to the Effective Date of the Agreement, the surviving corporation shall:

               (a) prepare and disseminate to the surviving corporation's shareholders the necessary information concerning the merger;

               (b) prepare and file a Form 10-SB Registration Statement with the Securities and Exchange Commission;

               (c) make application to effect a listing in Standard & Poor's Corporation and/or Moody's Service;

               (d) not reverse split the common stock for a period of two (2) years from the Effective Date of this Agreement; and

               (e) shall not have more than 11,500,000 shares issued and outstanding after the Private Placement Offering referred to in sub-paragraph 7.02(a) below is completed, and shall not issue any additional shares of its Common Stock for less than

         $1.25 per share (U.S.) until such time as a Form 211 is filed and effective with the NASD. After a public market develops for the Company's Common Stock and until two (2) years from the Effective Date, the Company shall not issue any additional shares of Common Stock for less than fifty percent (50%) of the then current market price per share.

         7.02 BEST EFFORTS MATTERS. Subsequent to the Effective Date of the Agreement, the surviving corporation shall use its best efforts to:

                  (a) sell 1,600,000 shares of treasury stock through a Private Placement offering pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended, at $1.25 per share (U.S.) to raise $2,000,000 (U.S.);

                  (b) effect the filing of a Form 211 by a member firm of the National Association of Securities Dealers, Inc.;

                  (c)      timely file all tax returns and pay all taxes; and

                  (d)      timely file all necessary SEC Reports.


                                  ARTICLE VIII

              NATURE AND SURVIVAL OF WARRANTIES, INDEMNIFICATION,
                           AND EXPENSES OF NONSURVIVOR

         8.01 NATURE AND SURVIVAL OF REPRESENTATION AND WARRANTIES. All statements contained in any memorandum, certificate, letter, document, or other instrument delivered by or on behalf of Reink, Newmarket or the stockholders pursuant to this Agreement shall be deemed representations and warranties made by the respective parties to each other under this Agreement. The covenants, representations, and warranties of the parties and the stockholders shall survive for a period of three years after the Effective Date. No inspection, examination or audit made on behalf of the parties or the stockholders shall act as a waiver of any representation or warranty made under this Agreement.

         8.02 EXPENSES. If the transactions contemplated by this Agreement are not consummated, Reink shall pay such expenses of Reink. Newmarket shall bear those expenses incurred by it in connection with this Agreement and the transactions contemplated by this Agreement.

                                   ARTICLE IX

                                   TERMINATION

         9.01 CIRCUMSTANCES. This Agreement may be terminated and the merger may be abandoned at any time prior to the filing of the Articles of Merger with the Secretary of State, notwithstanding the approval of the shareholders of either of the constituent corporations:

                  (a) By mutual consent of the Board of Directors of the constituent corporations;

                  (b) At the election of the Board of Directors of either constituent corporation if:

                           (1) The number of shareholders of either constituent corporation, or of both, dissenting from the merger shall be so large as to make the merger, in the opinion of either Board of Directors, inadvisable or undesirable.

                           (2) Any material litigation or proceeding shall be instituted or threatened against either constituent corporation, or any of its assets, that, in the opinion of either Board of Directors, renders the merger inadvisable or undesirable.

                           (3) Any legislation shall be enacted that, in the opinion of either Board of Directors, renders the merger inadvisable or undesirable.

                           (4) Between the Execution Date and the Effective Date, there shall have been, in the opinion of either Board of Directors, any materially adverse change in the business or condition, financial or otherwise, of either constituent corporation.

                           (5) The provisions of 3.03(b) or 3.04(b) have not been complied with at the Effective Date.

                  (C)  IN  THE  EVENT  THE   MERGER   WILL  NOT   qualify  as  a
reorganization under Section 368(a)(1)(a) of the Internal Revenue Code for federal income tax purposes and that no gain or loss will be recognized to the shareholders of Reink on the exchange of their common stock for stock of the Surviving Corporation.

                  (d) As of the Effective Date, if without the prior written consent in writing of Newmarket, Reink shall have:

                           (1) Declared or paid a cash dividend on its common stock or declared or paid any other dividend or made any other distribution on its shares.

                           (2) Created or issued any indebtedness for borrowed money other than in the ordinary course of business.

                           (3) Entered into any transaction other than those involved in carrying on its business in the usual manner.

         9.02 NOTICE OF AND LIABILITY ON TERMINATION. If an election is made to terminate this Agreement and abandon the merger:

                  (a) The President or any Vice President of the constituent corporation whose Board of Directors has made the election shall give immediate written notice of the election to terminate to the other constituent corporation and set forth the reason(s) for such termination.

                  (b) The constituent corporation which has received the written notice of termination shall have thirty (30) days from the receipt of the
written  notice  to  cure  the  deficiency   that  resulted  in  the  notice  of
termination.

                  (c) On the giving and receipt of notice as provided in subparagraph (a) and failure to cure as provided in subparagraph (b), this Agreement shall terminate and the proposed merger shall be abandoned, and except for payment of its own costs and expenses incident of this Agreement, there shall be no liability on the part of either constituent corporation as a result of the termination and abandonment.

                                    ARTICLE X

                         INTERPRETATION AND ENFORCEMENT

         10.01 FURTHER ASSURANCES. Reink agrees that from time to time, as and when requested by the Surviving Corporation or by its successors or assigns, it will execute and deliver or cause to be executed and delivered all deeds and other instruments. Reink further agrees to take or cause to be taken any further or other actions as the Surviving Corporation may deem necessary or desirable to vest in, to perfect in, or to confirm of record or otherwise to the Surviving Corporation title to and possession of all the property, rights, privileges, powers, and franchises referred to in Article I of this Agreement, and otherwise to carry out the intent and purposes of this Agreement.

         10.02 NOTICES. Any notice or other communication required or permitted under this Agreement shall be properly given when deposited with the United States Postal Service for transmittal by certified or registered mail, postage prepaid, addressed as follows:

If to Reink:                                     Thomas J. Irvine
                                                 Reink Corp.
                                                 21301 Powerline Road, Suite 301
                                                 Boca Raton, Florida 33433

With a copy to::                                 David A. Carter, P.A.
                                                 2300 Glades Road, Suite 210W
                                                 Boca Raton, Florida 33431


If to Newmarket:                                 Alfred Schiffren
                                                 6760 South Grande Drive
                                                 Boca Raton, Florida 33433

         10.03 ENTIRE AGREEMENT; COUNTERPART. This Agreement and the exhibits to this Agreement contain the entire agreement between the parties with respect to the contemplated transaction. This Agreement may be executed in any number of counterparts, all of which taken together shall be deemed one original.

         10.04 CONTROLLING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts made and to be performed entirely within the State of Florida. The parties agree that any action brought by any party against another party in connection with any rights or obligations arising out of this Agreement shall be instituted properly in a federal or state court of competent jurisdiction with venue only in the Fifteenth Judicial Circuit Court in and for Palm Beach County, Florida or the United States District Court for the Southern District of Florida, West Palm Beach Division. A party to this Agreement named as a Defendant in any action brought in connection with this Agreement in any court outside of the above named designated county or district shall have the right to have the venue of said action changed to the above designated county or district or, if necessary, have the case dismissed, requiring the other party to refile such action in an appropriate court in the above designated county or federal district.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement this 19th day of May, 1999.

                                                     REINK CORP.


                                                     BY:/S/ THOMAS J. IRVINE
                                                            --------------------
                                                     Thomas J. Irvine, President

WITNESS:


/S/ ANTHONY M. PALLANTE
-----------------------
Anthony M. Pallante

                                                     NEWMARKET STRATEGIC
                                                     DEVELOPMENT CORP.


                                                     BY:/S/ ALFRED SCHIFFREN
                                                            --------------------
                                                     Alfred Schiffren, President

WITNESS:


/S/ SUSAN M. MASSINGER
----------------------
Susan M. Massinger